August 29, 2003

VIA FACSIMILE
Keith J. Shapiro, Esq		Ronald Barliant, Esq.
Greenberg Traurig PC		Goldberg Kohn Bell Black Rosenbloom
77 West Wacker Drive		and Moritz, Ltd.
Suite 2500		55 East Monroe Street, Suite 3700
Chicago, Illinois 60601		Chicago, Illinois 60603
Re: Mejdrech v. Lockformer, et al
Schreiber v. Lockformer, et.al

Dear Counsel:

        This letter confirms the agreement we today reached to settle the claims my clients (the named plaintiffs and class in the Mejdrech suit and Anne Schreiber in the Schreiber suit) have against your clients (Met-Coil Systems Corporation (“Met-Coil”) and Mestek, Inc. (“Mestek”)). The parties agree that this letter is for settlement purposes, may not be used as evidence of liability and is not to be considered as an admission of liability. We have agreed to settle these claims on the following terms:

    1.        As part of a Plan of Reorganization (“the Plan”) in Met-Coil’s pending bankruptcy case, Met-Coil and Mestek shall pay Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) to the Mejdrech plaintiffs and class, and Six Million Dollars ($6,000,000.00) to Anne Schreiber in full and complete satisfaction of all claims, including claims for attorneys’ fees and expenses, that the Mejdrech plaintiffs and class and Anne Schreiber have asserted against each of Met-Coil and Mestek. The amounts set forth above do not include any funds for resolving the USEPA and State of Illinois actions and completing remediation of the Lockformer Site and such amounts shall be separately funded and resolved in the Plan. Furthermore, the amounts set forth above do not include any amounts for funding city water hook-ups or other appropriate alternative water supplies for the Mejdrech class within areas B and C, for those who so chose, and such amounts shall be separately funded and escrowed for that purpose. Met-Coil and Mestek further agree that the benefit to the Mejdrech plaintiffs and class includes all payments necessary for funding city water hook-ups. Met-Coil and Mestek expressly reserve their rights to insurance coverage and to pursue claims and/or contributions against third-parties, such rights and/or proceeds shall be assigned, transferred or sold to Mestek or its designee, as determined in its sole discretion, under the Plan, and the Mejdrech plaintiffs and class and Anne Schreiber shall not object to or oppose such rights or Plan provisions. The Mejdrech plaintiffs and class and Anne Schreiber expressly reserve their rights to continue to pursue their claims against Honeywell International Corporation and its predecessors (“Honeywell”). In this regard, it is expressly recognized that nothing in this settlement precludes the Mejdrech action from proceeding to trial on September 8, 2003 (or as thereafter continued by the court) as to Honeywell.

    2.        To the extent the Plan requires payments or allocations to other existing or future creditors of Mestek and/or Met-Coil, Mestek and Met-Coil are solely responsible for negotiating, determining and obtaining court approval of same. The Mejdrech plaintiffs and class and Anne Schreiber shall have no involvement in development or sponsorship of the Plan other than with respect to support of the settlements and payments specified in Paragraph 1 above which settlements and payments shall be incorporated in a Plan in a manner acceptable to the parties. The Mejdrech plaintiffs and class and Anne Schreiber shall not oppose the appointment of a future claimants representatives and his or her counsel.

    3.        Should the bankruptcy court not confirm the Plan (containing the settlements, including the amounts, specified in Paragraph 1 above) or in the event that the Plan (containing the settlements, including the amounts, specified in Paragraph 1 above) has not obtained bankruptcy court approval within one hundred and fifty (150) days from today’s date, my clients, at their election, may terminate this agreement and, likewise, Mestek or Met-Coil, at their election, may terminate this agreement. In such event, Mestek and Met-Coil agree 1) to withdraw the Plan, and 2) that the Mejdrech class and plaintiffs and Schreiber retain all rights to seek to lift the stay in the bankruptcy case, to transfer venue and raise any and all arguments in the bankruptcy case, none of which are hereby waived. Met-Coil and Mestek agree not to argue that the passage of time, events occurring in the bankruptcy matter, or this agreement, in any way diminish the rights of the Mejdrech plaintiffs and class and Anne Schreiber to lift the stay or seek any other relief as to Met-Coil and Mestek. Counsel to the Mejdrech class and plaintiffs and Anne Schreiber likewise agree that Mestek and Met-Coil shall retain any and all rights to pursue actions as to Mejdrech class and plaintiffs and Schreiber if this agreement is terminated pursuant to this paragraph and further agree not to argue that the passage of time, events occurring in the bankruptcy matter, or this agreement, in any way diminish the rights of Mestek or Met-Coil to pursue actions as to the Mejdrech class and plaintiffs and Anne Schreiber or to object to any lift stay action in the bankruptcy case, venue transfer motion or any arguments raised in connection with such actions that the Mejdrech class and plaintiffs and/or Anne Schreiber may raise.

    4.        Met-Coil, Mestek, the Mejdrech class and plaintiffs and Schreiber shall enter into an agreed stipulation and order, in a form acceptable to all parties, which shall grant a third party injunction in favor of Mestek and the officers, directors and employees of Met-Coil and Mestek in the Mejdrech and Schreiber litigation for up to 150 days and withdraws the balance of the Complaint for Declaratory and Injunctive Relief , and its related motion for a preliminary injunction and temporary restraining order without prejudice in its bankruptcy proceeding as it relates to the Mejdrech and Schreiber litigation only. The parties agree to submit such stipulation and order to the Bankruptcy Court for entry on Tuesday, September 2, 2003. The Mejdrech class and plaintiffs and Schreiber will agree not to pursue Mestek or Met-Coil in the Mejdrech and Schreiber litigations while this agreement is in effect.

    5.        Mestek shall reimburse the Mejdrech plaintiffs and Schreiber for all reasonable fees and expenses incurred to date and in the future relating to the bankruptcy matter, including fees and expenses incurred by their bankruptcy counsel (Landis Rath & Cobb LLP and Arnstein & Lehr LLP).

    6.        The parties agree that approval of the class settlement of the Mejdrech action shall, if possible, be determined by Judge Leinenweber in Chicago in connection with confirmation of the Plan on a date to be agreed to by parties. The parties shall jointly request the bankruptcy court to permit Judge Leinenweber to fulfill this function. Judge Leinenweber’s approval of the class settlement shall be a condition precedent to consummation of the Plan, which condition may be waived by the Mejdrech class and plaintiffs. The parties agree to seek a finding by Judge Zagel that the settlement of the Schreiber action constitutes a good faith settlement pursuant to the provisions of the Illinois Joint Tortfeasor Contribution Act in connection with confirmation of the Plan on a date to be agreed to by the parties. The parties shall jointly request the bankruptcy court to permit Judge Zagel to fulfill this function, if necessary. Judge Zagel’s approval shall be a condition precedent to consummation of the Plan, which condition may be waived by Mestek and Met-Coil.

    7.        Counsel for Mestek, Met-Coil and the Mejdrech class and plaintiffs shall appear before Judge Leinenweber next Tuesday, September 2, 2003 to advise him of the terms of this settlement as to the Mejdrech action upon proper notice and that it has no effect on the Mejdrech action proceeding to trial as to Honeywell.

    8.        The terms of this agreement shall remain confidential until such time as the agreement is disclosed to both Judge Leinenweber and the Bankruptcy Court as set forth in Paragraphs 4 and 7 herein.

    9.        Neither the Mejdrech class, Mejdrech plaintiffs nor Schreiber shall sell, transfer or assign any or all of their respective claims to Honeywell or any other third party.

        While additional paperwork (including the Plan and class settlement materials in the Mejdrech action) will follow, these are the material terms of our agreements and we agree that these agreements are now binding and enforceable subject to the contingency set forth in footnote 1 below.

        Please sign and date below to acknowledge your client’s acceptance of these settlement terms.

Very truly yours,

/s/Norman B. Berger Norman B. Berger
MESTEK, INC
By: /s/ Nancy A. Peterman
Nancy A. Peterman
Counsel for Mestek, Inc.
MET-COIL SYSTEMS CORPORATION
By: /s/ Ronald Barliant
Ronald Barliant
Counsel for Met-Coil Systems Corporation 1

1	The signature of Ronald Barliant, Counsel for Met-Coil Systems Corporation is being delivered subject to obtaining approval of the Board of Directors of Met-Coil Systems Corporation on Thursday, September 4, 2003